Plan Document



This section includes a general information summary (first 3 pages) and the plan document for the BellSouth Split-Dollar Life Insurance Plan. The plan document and the general information summary together are intended to serve as both the full text of the BellSouth Split-Dollar Life Insurance Plan as well as a summary plan description of such plan.


             General Information About The BellSouth
                Split-Dollar Life Insurance Plan



NAME OF PLAN

     BellSouth Split-Dollar Life Insurance Plan

NAME AND ADDRESS OF EMPLOYER

     Various  BellSouth  companies  participate  in  this   Plan.
     BellSouth Corporation's address is:

          1155 Peachtree Street, N.E.
          Atlanta, Georgia  30309

EMPLOYER IDENTIFICATION NUMBER

     58-1533433

PLAN NUMBER

     547

TYPE OF PLAN

     This Plan is a welfare benefit plan in which participants are given the opportunity to receive life insurance coverage purchased with a combination of employer and employee contributions.

TYPE OF ADMINISTRATION

     Benefits are provided through insurance contracts purchased under the terms of the Plan. The Plan is administered by BellSouth Corporation.

CLAIMS PROCEDURE

     Claims for insurance benefits under the Plan are handled by and should be directed to the Plan Administrator.

PLAN YEAR

     The Plan Year is the period beginning each January 1 and ending each December 31 during which the Plan is in effect.

END OF YEAR FOR FISCAL YEAR PURPOSES

     December 31.

NAME, BUSINESS ADDRESS AND TELEPHONE NUMBER OF
  PLAN ADMINISTRATOR

     BellSouth Corporation
     1155 Peachtree Street, N.E.
     Atlanta, Georgia 30309-3610
     Attn.:  Director Executive Benefits
     (404) 249-2228

SERVICE OF LEGAL PROCESS

     Service  of  legal  process  may  be  made  upon  the   Plan
     Administrator.

EFFECTIVE DATE

     The Effective Date of the Plan is January 1, 1998.

PARTICIPANT'S RIGHTS UNDER ERISA

     Participants in the Plan are entitled to certain rights  and protections  under the Employee Retirement  Income  Security
     Act  of  1974  ("ERISA").   ERISA provides  that  each  Plan
     participant may:

          (1) Examine, without charge, all Plan documents, and copies of all documents files by the Plan with the U.S.
          Department of Labor, such as detailed annual reports and Plan descriptions, if applicable.

          (2)  Obtain copies of all Plan documents and other Plan
          information   upon   written  request   to   the   Plan
          Administrator. The Administrator may make a reasonable charge for copies;

          (3) Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report;

     You should also be aware of the following protections afforded by ERISA:

          (1)    The   people  who  operate  the   Plan,   called
          "fiduciaries," must act prudently and in the interest of you and other Plan participants and beneficiaries.

          (2) No one may interfere with the exercise of any rights which you have under the Plan or ERISA.

          (3) If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for denial.

          (4) You have the right to have the Plan Administrator review and reconsider your claim.

     Under ERISA, there are steps you can take to enforce the above rights. If you request materials from the Plan and do not receive them within 30 days, you may choose to file suit in a federal court. If the court finds that you are entitled to receive those materials, it may require the Plan Administrator to provide the materials and pay you a daily penalty until you receive them. However, if the documents were not sent because of reasons beyond the control of the Plan Administrator, he will not be penalized. If you have a claim for benefits which is denied or ignored, in whole or in part, you may choose to file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.
     S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you lose, the court may order you to pay these costs and fees, if, for example, it finds your claim frivolous.

     If you have any questions about this statement or about your rights  under  ERISA, you should contact  the  nearest  Area
     Office   of   the   U.S.   Labor   -   Management   Services
     Administration Department of Labor.

BellSouth Split-Dollar Life Insurance Plan


1.   PURPOSE

     The purpose of the BellSouth Split-Dollar Life Insurance Plan (the "Plan") is to provide a split-dollar insurance arrangement under which BellSouth Corporation and its subsidiaries and affiliates can assist key employees in acquiring and financing life insurance coverage. This Plan incorporates the provisions of the BellSouth Corporation Executive Life Insurance Plan and the BellSouth Corporation Senior Manager Life Insurance Plan, as amended as of the effective date of this Plan (the "Prior Plans"), and, as of such effective date, shall be deemed to constitute a complete restatement of both Prior Plans, as amended (except to the extent otherwise specifically provided in Section
     3.01 of this Plan).

2.   DEFINITIONS

     For purposes of this Plan, the following terms have the meanings set forth below:

     2.01 "Agreement" means the agreement executed between the Employer and a Participant implementing the terms of this Plan, substantially in the form attached hereto as Exhibit "A".

     2.02 "Assignment" means the collateral assignment executed by the Policy Owner, substantially in the form attached hereto as Exhibit "B".

     2.03 "Coverage Amount" means the face amount of the insurance death benefit provided to a Participant under the Plan, as specified in the Participant's Agreement.

     2.04 "Disability" means that the Participant is receiving disability benefits under any long-term disability plan sponsored by the Employer or an affiliated entity.

     2.05 "Effective Date" means the effective date of the Plan, which is January 1, 1998.

     2.06 "Employee" means an employee or former employee of the Employer who is eligible to participate in the Plan.

     2.07 "Employer" means BellSouth Corporation and any subsidiary or affiliate of BellSouth Corporation which is authorized by the Plan Administrator to participate in this Plan.

     2.08 "Employer Account" means, with respect to a Participant's
          Policy, a bookkeeping entry maintained by the Employer pursuant to Section 6 of the Plan, equal to the lesser of (1) the cash value of the Policy, or (2) the amount of Policy premiums paid by the Employer (and not collected from the Participant). With respect to a Replacement Policy, the amount of Policy premiums paid by the Employer shall be deemed to include the total of all such premiums paid on the Replacement Policy and the Replaced Policy, reduced by an amount equal to that portion of the Replaced Policy Cash Value, if any, paid to the Employer at the time the Replacement Policy is issued.

     2.09 "Employer Premium" means, with respect to a Participant's
          Policy, the total Policy premium payable for the Policy Year by the Company as specified in the Participant's Agreement, less the portion of the premium to be paid by the Participant pursuant to
          Section 5.01 of the Plan.

     2.1 "Enrollment Age" means the Participant's age at the time of enrollment in the Prior Plans as to the Participant's initial Coverage Amount, and it means the Participant's age at a subsequent enrollment for an increased Coverage Amount as to the increased Coverage Amount; provided, however, that with respect to a Replacement Policy, the age at enrollment shall mean the age at the time of enrollment for the Replaced Policy.

     2.2 "Insurance Cost" means, with respect to a Participant, the annual cost for the Participant's Coverage Amount determined pursuant to the Insurance Cost schedule maintained by the Plan Administrator. The Insurance Cost for a Participant shall be determined as of the time of the Participant's enrollment in the Prior Plan(s), based on the Participant's Coverage Amount and Enrollment Age, and shall not change thereafter. A smoker rate shall be used to determine the Insurance Cost for any Participant who smoked cigarettes at any time during the twelve month period immediately preceding the Participant's enrollment; a nonsmoker rate shall be used for all other Participants. However, notwithstanding the previous sentence, if a Replacement Policy is issued for a Participant and the Participant qualifies as a nonsmoker for the Replacement Policy, the nonsmoker rate shall thereafter be used to determine the Insurance Cost for the Participant.
     If a Participant's coverage is in effect for a period of less than twelve (12) months during any Policy Year, the Participant's Insurance Cost for that year shall be determined by multiplying the annual cost as determined from the insurance cost schedule by a fraction, the numerator of which is the number of full months that the coverage is in effect and the denominator of which is twelve (12).

     2.3

          "Insurer" means, with respect to a Participant's Policy, the insurance company issuing the insurance policy or group policy certificate on the Participant's life (or on the joint lives of the Participant and the Participant's spouse) pursuant to the provisions of the Plan.

     2.4 "Participant" means an Employee who is participating in the Plan.

     2.5 "Participant Account" means, with respect to a Participant's Policy, a bookkeeping entry maintained by the Employer pursuant to Section 6 of the Plan, equal to the excess, if any, of the cash value of the Policy over the Employer Account.

     2.6  "Participant Premium" means, with respect to each Policy
          Year (or portion thereof) for a Participant, the greater of (1) the Participant's Insurance Cost; or (2) the one year term cost for the Policy Year (or portion thereof) determined based on the Participant's age at the beginning of the Policy Year, the Insurer's published one year term rates in effect at the beginning of the Policy Year, and the Participant's Coverage Amount under the Plan. The one year term cost amount shall be determined pursuant to the guidelines set forth in Revenue Ruling 66-110, 1966-1 C.B. 12, and Revenue Ruling 67-154, 1967-1 C.B.
          11,  and  shall be conclusively determined by the  Plan
          Administrator.

     2.7 "Permanent Policy" means a Participant's Policy having cash values which are projected to be sufficient to continue to provide death benefit coverage at least equal to the Participant's Coverage Amount until the policy maturity date specified in the Participant's Policy (determined without regard to any Policy rider which extends the maturity date beyond the originally scheduled policy maturity date), and which is projected to have a cash accumulation value equal to at least ninety-five percent (95%) of the Policy Coverage Amount at the maturity date specified in such Policy, with no further premium payments, following a withdrawal by the Employer of all amounts to which it is entitled pursuant to Section 8.02e or Section
          8.03. A determination as to whether a Policy is at a given time a Permanent Policy shall be made by the Plan Administrator, and shall be based on Policy projections provided by the Insurer or its agent utilizing the Policy's then current mortality rates and Policy expenses, and the following Policy interest crediting rates. For the Policy Year of the Employer withdrawal made pursuant to Section 8.02e or Section 8.03, the projections shall reflect the actual Policy interest crediting rate in effect for such year (or, if such rate is not known when the determination is made, the actual rate in effect for the preceding Policy
          Year). For each of the ten (10) succeeding Policy Years, the projections shall reflect that rate decreased ratably such that the rate in the tenth Policy Year following the Policy Year in which the Employer withdrawal occurs will be five percent (5%). For all successive Policy Years, the projections shall reflect a five percent (5%) Policy interest crediting rate. Notwithstanding the foregoing, if the actual Policy interest crediting rate in effect when the determination is made is less than five percent (5%), the projections shall reflect such lower rate for the Policy Year of the Employer withdrawal and all subsequent Policy Years.

     2.8 "Plan" means the BellSouth Split-Dollar Life Insurance Plan. Except as otherwise provided in Section 3.01, with respect to each Participant who participated in the BellSouth Corporation Executive Life Insurance Plan, the Plan shall be construed and interpreted as a restatement of the provisions of such plan, as amended; and, with respect to each Participant who participated in the BellSouth Corporation Senior Manager Life Insurance Plan, the Plan shall be construed and interpreted as a restatement of such plan, as amended.

      2.9 "Plan Administrator" means the Chief Executive Officer of BellSouth Corporation and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder; provided, the Board of Directors of BellSouth Corporation may designate any other person or committee to serve in lieu of the Chief Executive Officer as the Plan Administrator with respect to any or all of the administrative responsibilities hereunder.

     2.10 "Policy" means the life insurance coverage acquired on the life of the Participant (or on the joint lives of the Participant and the Participant's spouse) by the Participant or other Policy Owner, which may be issued as a separate insurance policy or a certificate under a group policy.

     2.11 "Policy Owner" means the Participant or that person or entity to whom the Participant has assigned his interest in the Policy. In the case of a Replacement Policy issued to replace a Policy for which the Policy Owner is other than the Participant, the Policy Owner of the Replacement Policy shall be the same as the Policy Owner of the Policy being replaced, unless elected otherwise by such Policy Owner.

     2.12 "Policy Year" means the twelve month period (and each successive twelve month period) beginning on the effective date of the Agreement.

     2.13 "Premium Payment Years" means, with respect to a Participant's Policy, the number of consecutive Policy Years (including, for a Replacement Policy, the number of Policy Years during which the Replaced Policy was in force), beginning with the first Policy Year, during which the Employer is required to pay a Policy premium, as specified in the Participant's Agreement.

     2.14 "Replaced Policy" means a Policy which has been replaced by a Replacement Policy. If a Participant's Policy has been replaced more than one time, then the term Replaced Policy shall include all prior Policies.

     2.15 "Replaced Policy Cash Value" means the cash value of the Replaced Policy on the Effective Date.
     2.16 "Replacement Policy" means a Policy issued to replace a Policy previously issued under the Plan.

     2.17 "Retirement" means a termination of the Participant's employment with the Employer under circumstances where the Participant is immediately eligible to receive pension benefits under the Supplemental Executive Retirement Plan (SERP) maintained by the Employer or one of its subsidiaries.

     2.18 "Single Life Coverage" means life insurance coverage on the life of the Participant.

     2.19 "Survivorship Coverage" means life insurance coverage on the lives of the Participant and the Participant's spouse, with the life insurance death benefit to be payable at the death of the last survivor of the Participant and the Participant's spouse.

     2.20 "Terminated for Cause" means, with respect to a Participant, the termination of the Participant's employment with the Employer due to: (i) fraud, misappropriation, embezzlement, or intentional material damage to the property or business of the Employer; (ii) commission of a felony involving moral turpitude of which the Participant is finally adjudicated guilty; or (iii) continuance of either willful and repeated failure or grossly negligent and repeated failure by the Participant to materially perform his duties.

3.   ELIGIBILITY

     3.01 General. Each Employee with a Prior Plan Agreement in effect on the day preceding the Effective Date shall be eligible to participate in the Plan, provided that the Employee (and any other appropriate party, such as the Employee's spouse or a Policy Owner other than the Employee, as determined by the Plan Administrator) executes an Agreement consenting to the terms of this Plan, as amended, and completes such other forms as the Plan Administrator shall require. Any Employee eligible to participate who fails to execute (or secure execution of) an Agreement consenting to the terms of this Plan, as amended, by August 31, 1998, shall not be eligible for coverage under the Plan, but shall remain subject to the terms and conditions of the Prior
          Plan(s) in which such Employee participates as in effect on the day preceding the Effective Date, as amended thereafter from time to time.

     3.02 Type of Coverage. The type(s) of coverage for a Participant on the Effective Date shall be the type(s) of coverage in place on the day preceding the Effective Date pursuant to the Participant's Agreement(s) under the Prior Plan(s). Provided, however, that the Policy Owner may make a one-time election to exchange Survivorship Coverage for Single Life Coverage (equal to fifty percent (50%) of the Participant's Survivorship Coverage Amount), or to exchange Single Life Coverage for Survivorship Coverage (equal to two hundred percent (200%) of the Participant's Single Life Coverage Amount), subject to any proof of insurability required by the Insurer. Such an election must be made by August 31, 1998. If an unmarried Participant enrolls for Single Life Coverage and subsequently marries, then, subject to the approval of the Plan Administrator, the Participant (or other Policy Owner) shall have the right to make an election, exercisable no later than one hundred eighty (180) days following the marriage, to convert (subject to any proof of insurability required by the Insurer) the Single Life Coverage to Survivorship Coverage (with the Coverage Amount equal to two hundred percent (200%) of the Single Life Coverage Amount). If a married Participant enrolls for Survivorship Coverage and subsequently divorces, then, subject to the approval of the Plan Administrator, the Participant (or other Policy Owner) shall have the right to make an election, exercisable no later than one hundred eighty (180) days following the finalization of the divorce, to convert (subject to any proof of insurability required by the Insurer) the Survivorship Coverage to Single Life Coverage (with the Coverage Amount equal to fifty percent (50%) of the Survivorship Coverage Amount). Under no other circumstances shall a Participant (or other Policy Owner) have any right to change an election as to type of coverage after the coverage becomes effective. Any Insurer charges or tax liability resulting from a conversion shall be borne by the Participant or other Policy Owner.

4.   AMOUNT OF COVERAGE

     The Coverage Amount for a Participant shall be the amount specified in the Participant's Agreement.

5.   PAYMENT OF PREMIUMS; PAYMENT OF CERTAIN TAXES

     5.01 Participant Premium Payments. A Participant shall pay the Participant Premium for each Policy Year which is a Premium Payment Year for the Participant. The amount shall be paid by the Participant to the Employer by payroll (or retirement income) deductions of equal installments during the Policy Year, or in such other manner as may be agreed to between the Plan Administrator and the Participant. The Employer shall pay the Participant Premium amount to the Insurer, and can do so as collected from the Participant or can advance payments to the Insurer for a Policy Year at any time during the Policy Year or up to thirty (30) days in advance of the Policy Year. If a Participant terminates employment with the Employer, and the Employer has made such an advance payment of the Participant Premium to the Insurer, the Employer may withhold any uncollected portion of the advanced Participant Premium from any amount payable to the Participant by the Employer to the extent permitted by law. Notwithstanding the other provisions of this paragraph, no Participant Premium shall be required with respect to Survivorship Coverage after the death of the Participant, and no Participant Premium shall be required after termination of the Participant's Agreement pursuant to Section 8.01.

     5.02 Employer Premium Payments. The Employer shall pay the Employer Premium for a Participant's Policy within thirty (30) days of the beginning of each Policy Year which is a Premium Payment Year. However, no Employer Premium shall be required: (1) after the Participant's Agreement terminates pursuant to Section 8.01; or, (2) for a Policy Year if the Employer withdrawal and release of Assignment under Section 8.03 would have occurred at the end of the prior Policy year but for the requirement in Section 8.03 that the Policy not constitute a Modified Endowment Contract following such withdrawal. Also, if the payment of the Employer Premium for a Policy year would cause the Participant's Policy to constitute a Modified Endowment Contract (as such term is defined in Section 7702A of the Internal Revenue Code), then the Employer Premium amount for such Policy year shall be reduced to the largest such amount that can be paid without causing the Policy to constitute a Modified Endowment Contract. The Employer may, but shall not be required to, make additional premium payments with respect to a Participant's Policy after the last Premium Payment Year.

          5.03 Additional Employer Payments.

                     a.    If,  during any year which  is  not  a
               Premium Payment Year, participation in the Plan results in the recognition of income for tax purposes by the Participant for the economic benefit to the Participant as described in, e.g., Revenue Ruling 64-328, 1964-2 C.B.11, the Employer shall pay to the Participant an amount determined by the Plan Administrator which is designed to approximate the (1) sum of the total federal and state income taxes and applicable payroll taxes which would be payable by the Participant at the highest marginal rate provided for under applicable federal income tax laws, and at the highest marginal rate provided for under applicable state income tax laws for the state of the Participant's tax domicile, on the income so recognized, plus (2) the total federal and state income taxes and applicable payroll taxes which would be payable by the Participant on the payment described in clause (1). Any payment to be made under this subsection a. shall be made no later than April 1 of the year following the year to which the payment relates.

                      b.     If,  with  respect  to  Survivorship
               Coverage after the death of the Participant, participation in the Plan results in the recognition of income for tax purposes by the Participant's spouse or other Policy Owner for the economic benefit to the Participant's spouse or other Policy Owner as described in, e.g., Revenue Ruling 64-328, 1964-2 C.B.11, the Employer shall pay to the Participant's spouse or other Policy Owner an amount determined by the Plan Administrator which is designed to approximate the total federal and state income taxes which would be payable by the Participant's spouse or other Policy Owner at the highest marginal rate provided for under applicable federal income tax laws, and the highest marginal rate provided for under applicable state income tax laws for the state of the tax domicile of the Participant's spouse or other Policy Owner, on the income so recognized. Any payment to be made under this subsection b. shall be made no later than April 1 of the year following the year to which the payment relates.

          c. If the termination of the Employer's interest in a Participant's Policy pursuant to Section 8.03 of the Plan results in the recognition of income for tax purposes by the Participant, the Employer shall pay to the Participant an amount determined by the Plan Administrator which is designed to approximate the total federal and state income taxes which would be payable by the Participant at the highest marginal rate provided for under applicable federal income tax laws, and at the highest marginal rate provided for under applicable state income tax laws for the state of the Participant's tax domicile, attributable to such termination. Such payment shall be made immediately following the termination of the Employer's interest in the Policy or, if later, at such time as a determination is made that such a tax is payable.

          d. For purposes of this Section 5.03, a tax shall be deemed payable or income shall be deemed recognized, if either (i) it is finally determined by the Internal Revenue Service, or (ii) an opinion is given by the Employer's counsel, that the tax is payable.

                     e.   Any amount to be paid to a Participant,
               a Participant's spouse, or other Policy Owner under this Section, and the amounts payable, shall be conclusively determined by the Plan Administrator, based on generally applicable tax rates and not based upon the unique tax situation of each Participant, Participant's spouse, or other Policy Owner.

6.   ACCOUNTS
     With respect to each Policy covered by an Agreement made under this Plan, the Employer shall maintain bookkeeping entries reflecting the Employer Account and Participant
     Account values.

7.   POLICY OWNERSHIP

     7.01 Ownership. Except as otherwise provided in this Plan, the Policy Owner shall be the sole and exclusive owner of a Participant's Policy and shall be entitled to exercise all of the rights of ownership including, but not limited to, the right to designate the beneficiary or beneficiaries to receive payment of the portion of the death benefit under the Policy equal to the Coverage Amount, and the right to assign any part or all of the Policy Owner's interest in the Policy
          (subject to the Employer's rights, the terms and conditions of the Assignment specified in Section 7.02 of the Plan, and the terms and conditions of this Plan) to any person, entity or trust by the execution of a written instrument delivered to the Employer.

     7.02 Employer's Rights. In exchange for the Employer's agreement to pay the amounts described in Sections 5.02 and 5.03 of this Plan, the Policy Owner shall execute an Assignment to the Employer of the rights provided to the Employer under this Plan. The Employer shall have the right to direct the Policy Owner in writing to take any action required consistent with these rights, and upon the receipt of such written direction from the Employer, the Policy Owner shall promptly take such action as is necessary to comply therewith. The Employer agrees that it shall not exercise any rights assigned to it in the Assignment in any way that might impair or defeat the rights and interest of the Policy Owner under this Plan. The Employer shall have the right to assign any part or all of its interest in the Policy (subject to the Policy Owner's rights and the terms and conditions of this Plan) to any person, entity or trust by the execution of a written instrument delivered to the Policy Owner.

     7.03 Possession   of  Policy.   The  Employer   shall   keep
          possession of the Policy. The Employer agrees to make the Policy available to the Policy Owner or to the Insurer from time to time for the purposes of endorsing or filing any change of beneficiary on the Policy or exercising any other rights as the owner of the Policy, but the Policy shall promptly be returned to the Employer.

     7.04 Policy   Loans.    Except  as  otherwise   specifically
          provided for in Section 8 of this Plan, neither the Employer nor the Policy Owner may borrow against the Policy cash values.

     7.05 Withdrawals and Surrender. Except as otherwise specifically provided for in Section 8 of this Plan, neither the Employer nor the Policy Owner may withdraw Policy cash values or surrender all or a portion of the Policy. Provided, however, that a cancellation or exchange of a Replaced Policy in connection with the acquisition of a Replacement Policy shall not be deemed a withdrawal from or surrender of the Replaced Policy.

8.   TERMINATION OF AGREEMENT

     8.01 Termination Events. Notwithstanding anything herein to the contrary, the Participant's Agreement, and the Employer's obligation to pay premiums with respect to the Participant's Policy acquired pursuant to the Agreement, shall terminate upon the first to occur of any of the following events:

          a. Termination of employment of the Participant with the Employer prior to the Participant's death for reasons other than Retirement or Disability.

          b.   Termination  of  the  Participant's  Agreement  by
               mutual  agreement  of  the  Participant  and   the
               Employer.

          c. A unilateral election by the Participant to terminate the Participant's Agreement; provided, however, that such an election may be made by a Participant only within sixty (60) days following the end of the last Premium Payment Year for the Participant's Policy.

          d. The written notice by the Employer to the Participant following a resolution by the Board of Directors of BellSouth Corporation to terminate this Plan and all Agreements made under the Plan.

          e. As to Single Life Coverage only, the death of the Participant.

          f.   As to Survivorship Coverage only, the death of the
               last   survivor   of  the  Participant   and   the
               Participant's spouse.

          g.   After  the  release  of  Assignment  pursuant   to
               Section 8.03.

     8.02 Disposition of Policy

          a. In the event of a termination of a Participant's Agreement under Section 8.01a or b of the Plan, the Policy Owner shall be entitled to acquire the Employer's rights under the Participant's Policy by paying to the Employer an amount equal to the Employer Account; alternatively, the Policy Owner can require the Employer to withdraw a portion of the cash values from the Participant's Policy, partially surrender the Policy, or borrow a portion of the cash values from the Participant's Policy, with the amount to be specified by the Policy Owner, and the Policy Owner's required payment to the Employer under this Section shall thereby be reduced to an amount equal to the excess of the Employer Account over the amount withdrawn, received upon partial surrender, or borrowed by the Employer (for these purposes, the amount withdrawn, received upon partial surrender, or borrowed shall refer to the amount actually received by the Employer after the application of any charges, such as surrender charges, applicable to the withdrawal, partial surrender, or borrowing). The Policy Owner may exercise this right to acquire the Employer's interest in the Policy by so notifying the Employer within ninety
               (90)  days  after  an event of  termination  under
               Section 8.01a or b of this Plan has occurred. Within thirty (30) days after receipt of such notice, the Employer shall make any required withdrawal, partial surrender, or policy loan and the Policy Owner shall pay the Employer the applicable payment, if any. Upon receipt of payment from the Policy Owner, or immediately following the withdrawal, partial surrender, or policy loan if no payment is required, the Employer shall release the Assignment and the Policy Owner shall have all rights, title, and interest in the Policy free of all provisions and restrictions of the Assignment, the Agreement and this Plan.

          b. Notwithstanding the provisions of Section 8.02a, if the Participant is Terminated for Cause by the Employer, then the Policy Owner shall have no right to acquire the Employer's interest in the Policy.

          c. If the Policy Owner fails to exercise his right to acquire the Employer's interest in the Policy pursuant to Section 8.02a or is precluded from exercising such right pursuant to Section 8.02b, the Policy Owner shall transfer title to the Policy to the Employer, free of all provisions and restrictions of the Assignment, the Participant's Agreement and this Plan.

          d. In the event of a termination of a Participant's Agreement pursuant to the Participant's election under Section 8.01c, the Employer shall receive from the Participant's Policy an amount equal to the Employer Account, with such amount to be received through a withdrawal, partial surrender, policy loan, or some combination thereof, as
               determined    by   the   Employer.     Immediately
               thereafter, the Employer shall release the Assignment and the Policy Owner shall have all rights, title and interest in the Policy free of all provisions and restrictions of the Assignment, the Participant's Agreement, and this Plan.

          e. Notwithstanding the provisions of Section 2.08 to the contrary, in the event of a termination of a Participant's Agreement under Section 8.01d, prior to the application of Section 8.02, the Employer Account shall be reduced to an amount equal to the excess, if any, of the cash values of the Policy over the amount of cash value necessary in order for such Policy to immediately qualify as a Permanent Policy after withdrawal of such excess amount. The Employer shall receive from the Policy the reduced Employer Account value and, with such amount to be received through a withdrawal, partial surrender, policy loan, or some combination thereof, as determined by the Employer, and shall, within thirty (30) days of the Plan termination, release the Assignment and the Policy Owner shall have all rights, title, and interest in the Policy free of all provisions and restrictions of the Assignment, the Agreement and this Plan.

     8.03 Release of Assignment. At the end of each Policy Year for a Participant's Policy, the Plan Administrator shall determine whether a withdrawal from the Policy by the Employer of an amount equal to the Employer Account, and a release of the Assignment, shall occur with respect to the Participant's Policy. Such withdrawal and release shall be made within ninety (90) days after the end of the first Policy Year as of the end of which: (1) the Participant's Policy would qualify as a Permanent Policy following such withdrawal by the Employer; and, (2) the Participant's Policy would not constitute a Modified Endowment Contract (as such term is defined in Section 7702A of the Internal Revenue Code) following such withdrawal. The Employer withdrawal shall be made though a withdrawal, partial surrender, or policy loan, or some combination thereof, as determined by the Employer. Immediately after receiving the proceeds of the withdrawal, partial surrender, or policy loan, the Employer shall release the Assignment and the Policy Owner shall have all rights, title and interest in the Policy free of all provisions and restrictions of the Assignment, the Participant's Agreement and this Plan.

     8.04 Allocation  of  Death Benefit.   In  the   event  of  a
          termination under Section 8.01e or 8.01f of the Plan, the death benefit under the Participant's Policy shall be divided as follows:

          a.   The  beneficiary or beneficiaries  of  the  Policy
               Owner shall be entitled to receive an amount equal to the Coverage Amount.

          b. The Employer shall be entitled to receive the balance of the death benefit.

     8.05 Employer Undertakings. Upon the death of the Participant (or, in the case of Survivorship Coverage, the death of the last survivor of the Participant and the Participant's spouse) while the Participant's Agreement is in force, the Employer agrees to take such action as may be necessary to obtain payment from the Insurer of the death benefit to the beneficiaries, including, but not limited to, providing the Insurer with an affidavit as to the amount to which the Employer is entitled under the Agreement and this Plan.

9.   GOVERNING LAWS AND NOTICES

     9.01 Governing  Law.   This Plan shall be  governed  by  and
          construed in accordance with the laws of the State of Georgia.

     9.02 Notices All notices hereunder shall be in writing and sent by first class mail with postage prepaid. Any notice to the Employer shall be addressed to BellSouth Corporation at its office at 1155 Peachtree Street, N.E., Atlanta, GA 30367-6000, ATTENTION: Human Resources-Director Executive Benefits. Any notice to the Employee shall be addressed to the Employee at the address following such party's signature on his Agreement. Any party may change the address for such party herein set forth by giving notice of such change to the other parties pursuant to this Section.

10.  NOT A CONTRACT OF EMPLOYMENT

     This Plan and any Agreement executed hereunder shall not be deemed to constitute a contract of employment between an Employee and the Employer or a Participant and the Employer, nor shall any provision restrict the right of the Employer to discharge an Employee or Participant, or restrict the right of an Employee or Participant to terminate employment.

11.  AMENDMENT,  TERMINATION,  ADMINISTRATION,  CONSTRUCTION  AND
     SUCCESSORS

     11.01 Amendment. The Board of Directors of BellSouth Corporation, or its delegate, shall have the right it its sole discretion, to amend the Plan in whole or in part at any time and from time to time. In addition, the Plan Administrator shall have the right, in its sole discretion, to amend the Plan at any time and from time to time so long as such amendment is not of a material nature. Notwithstanding the foregoing, no modification or amendment shall be effective so as to decrease any benefits of a Participant unless the Participant consents in writing to such modification or amendment. Written notice of any material modification or amendment shall be given promptly to each Participant.

     11.02 Termination. The Board of Directors of BellSouth Corporation may terminate the Plan without the consent of the Participants or Employees. Provided, however, in the event of a termination of the Plan by the Employer, the Participants will have those rights specified in Section 8.02e of the Plan.

     11.03 Interpretation. As to the provisions of the Assignment, the Agreement and the Plan, the provisions of the Assignment shall control. As between the Agreement and the Plan, the provisions of the Agreement shall control.

     11.04 Successors. The terms and conditions of this Plan shall enure to the benefit of and bind the Employer, the Participant, their successors, assignees, and representatives. If, subsequent to the Effective Date of the Plan, substantially all of the stock or assets of the Employer are acquired by another corporation or entity or if the Employer is merged into, or consolidated with, another corporation or entity, then the obligations created hereunder shall be obligations of the acquirer or successor corporation or entity.

12.  PLAN ADMINISTRATION

          12.01 Individual Administrator. If the Plan Administrator is an individual, he shall act and record his actions in writing. Any matter concerning specifically such individual's own benefit or rights hereunder shall be determined by the Board of Directors of BellSouth Corporation or its delegate.

          12.02 Administrative Committee. If the Plan Administrator is a committee, or if any of the duties or responsibilities of the Plan Administrator are vested in a committee, action of the Plan Administrator may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Plan Administrator shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or
          other   written  direction  on  behalf  of   the   Plan
          Administrator.

          12.03 Rights and Duties of the Plan Administrator. The Plan Administrator shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

                a.    to  construe, interpret and administer  the
          Plan;
                     b.    to make determinations required by the
               Plan, and to maintain records regarding Participants' benefits hereunder;
                     c.    to compute and certify the amount  and
               kinds of benefits payable to Participants, and to determine the time and manner in which such benefits are to be paid;
                     d.   to authorize all disbursements pursuant
               to the Plan;
                    e. to maintain all the necessary records of the administration of the Plan;
                     f.    to  make  and publish such  rules  and
               procedures for the regulation of the Plan as are not inconsistent with the terms hereof;
                     g.    to  designate to other individuals  or
               entities from time to time the performance of any of its duties or responsibilities hereunder; and
                     h.   to hire agents, accountants, actuaries,
               consultants and legal counsel to assist in operating ad administering the Plan.

                The Plan Administrator shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of benefits, and its decisions on such matters shall be final and conclusive on all parties.

          12.04 Bond; Compensation. The Plan Administrator and (if applicable) its members shall serve as such without bond and without compensation for services hereunder.

13.  CLAIMS PROCEDURE

     13.01 Named Fiduciary. The Plan Administrator is hereby designated as the named fiduciary under this Plan.

     13.02 Claims Procedures. Any controversy or claim arising out of or relating to this Plan shall be filed with the Plan Administrator which shall make all determinations concerning such claim. Any decision by the Plan Administrator denying such claim shall be in writing and shall be delivered to all parties in interest  in  accordance with the notice provisions  of
          Section 9.02 hereof. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Employee can perfect the claim will be provided. This notice of denial of benefits will be provided within 90 days of the Plan Administrator's receipt of the Employee's claim for benefits. If the Plan Administrator fails to notify the Employee of its decision regarding the claim, the claim shall be considered denied, and the Employee shall then be permitted to proceed with the appeal as provided in this Section.

          An Employee who has been completely or partially denied a benefit shall be entitled to appeal this denial of his/her claim by filing a written statement of his/her position with the Plan Administrator no later than sixty (60) days after receipt of the written notification of such claim denial. The Plan Administrator shall schedule an opportunity for a full and fair review of the issue within thirty (30) days of receipt of the appeal. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

          Following the review of any additional information submitted by the Employee, either through the hearing process or otherwise, the Plan Administrator shall render a decision on the review of the denied claim in the following manner:

          a. The Plan Administrator shall make its decision regarding the merits of the denied claim within 60 days following receipt of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Plan Administrator shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the Employee prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

               b.   The decision on review shall set forth
               specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.


                           Exhibit "A"
           BellSouth Split-Dollar Life Insurance Plan
                            Agreement
This Agreement is made effective as of January 1, 1998, by and between the Employer and _______________________ (the "Participant").
WHEREAS, the Employer and the Participant executed an agreement (the "Prior Agreement") under the [BellSouth Corporation Executive Life Insurance Plan] [BellSouth Corporation Senior Manager Life Insurance Plan] (the "Prior Plan"); and
WHEREAS, the Prior Plan has been amended and restated as the BellSouth Split-Dollar Life Insurance Plan (the "Plan"); and WHEREAS, in exchange for coverage under the Plan as amended and restated, the Participant consents and agrees to the terms of the Plan, as amended and restated;
NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Participant hereby mutually covenant and agree as follows:

1. This Agreement shall constitute an amendment and restatement of the Prior Agreement and, as of the effective date of this Agreement, the Prior Plan and Prior Agreement shall be terminated and replaced by the Plan and this Agreement.

2. The Policy subject to this Agreement is Policy number ______________, issued by Pacific Life Insurance Company (the "Replacement Policy"), which replaces the Replaced Policy. As of the effective date of this Agreement, no further benefits will be provided to the Participant or Employer under the Replaced Policy, and such Policy will be canceled.

3. The Replaced Policy Cash Value shall be transferred directly to the Replacement Policy as of the effective date of this Agreement.

4.   The  Coverage Amount shall be $ __________ of [Single  Life]
     [Survivorship] Coverage.

5.   The  Premium  Payment  Years shall  be  _______  consecutive
     Policy Years.

6. For each Policy Year beginning after 1998, the total Policy premium for each year which is a Premium Payment Year shall be $__________, and the Employer Premium shall equal such total Policy premium reduced by the Participant Premium payable by the Participant for such Policy Year.

7. The Policy Owner for the Replacement Policy shall be the same as the Policy Owner for the Replaced Policy.

8. The Participant agrees to pay the Participant Premium contribution as specified in the Plan, and consents to paying such amount to the Employer through regular payroll
     (or retirement income) deductions.

9. The Participant has read and understands the provisions of the Plan, and agrees that all of the terms and conditions specified in the Plan are hereby incorporated by reference herein and form a part of this Agreement.

10. Subject to the terms of the Plan, this Agreement shall not be amended or modified without the written consent of the Participant and the Employer.

11. This Agreement shall be governed by the laws of the State of Georgia.


Date                       For the Employer



Date                       Signature of Participant




                           Address of Participant


                           Exhibit "B"
           BellSouth Split-Dollar Life Insurance Plan
                           Assignment


This Assignment is made by the undersigned Policy Owner effective
January 1, 1998.

Definitions:



Assignee:          BellSouth Corporation

Participant:

Policy Owner:

Insured(s):



Insurer:           Pacific Life Insurance Company

Policy:            Policy #                                issued
                   by the Insurer.

Replaced Policy:   Policy #                                issued
                   by the Insurer.

Split-Dollar Life  That   certain   Agreement  executed   to   be
Insurance Plan     effective on
Agreement          January  1, 1998, between the Participant  and
(the               the Assignee.
"Agreement"):

Coverage Amount:   That  portion  of  the death benefit  coverage
                   under      the      Policy      equal       to
                   $___________________.


Recitals:

1. The benefits provided to the Policy Owner under the Policy replace those previously provided under the Replaced Policy.

2. Under the Agreement, the Assignee has agreed to assist the Policy Owner in the payment of premiums on the Policy issued by the Insurer.
3. In consideration of such premium payments by the Assignee, the undersigned Policy Owner intends to grant the Assignee certain limited interests in the Policy.
THEREFORE, for value received, it is agreed:
1. Assignment. The Policy Owner hereby assigns, transfers, and sets over to the Assignee, its successors and assigns, the following specific rights in the Policy and subject to the following terms and conditions:

     a. the sole right to make withdrawals or borrow against the cash value of the Policy, as provided in Sections
          8.02a, 8.02d, 8.02e and 8.03 of the Plan;

     b. the right to receive from the Insurer upon the death of the Insured(s) the proceeds of the Policy in excess of the Coverage Amount;

     c. the sole right to surrender all or a portion of the Policy and receive the surrender value thereof, as provided in Sections 8.02a, 8.02d, 8.02e and 8.03 of the Plan.

2. Retained Rights. Except as expressly provided in Section 1, the Policy Owner retains all rights under the Policy including but not limited to:

     a.   the right to designate and change the beneficiary; and

     b. the right to elect any optional mode of settlement permitted by the Policy or Insurer, subject only to the Assignee's right in Section 1.(b).

3. Authorization. For purposes of Sections 1 and 2, the signature of either the Assignee or the Policy Owner shall be sufficient. Both the Assignee and the Policy Owner acknowledge that between themselves, they are bound by the limitations of this Assignment and that the Insurer will recognize the signature of either.

4. Insurer. The Insurer is hereby authorized to recognize, and is fully protected in recognizing the claims of the Assignee to rights hereunder, without investigating the reasons for such action by the Assignee, or the validity or the amount of such claims, nor giving notice to the Policy Owner of such claims of rights or interest to exercise such rights. Insurer reserves the right to require signatures of both the Assignee and the Policy Owner to exercise any or all ownership rights, as is their normal procedure.

5. Death Proceeds. The Insurer shall pay to the Assignee that portion of the death benefit to which it is entitled. Payment by the Insurer of any or all of the death proceeds to the Assignee in reliance upon a signed authorization by any officer of the Assignee as to the share of death proceeds due it shall be a full discharge of the Insurer for such share and shall be binding on all parties claiming any interest in the Policy.

6. Release of Assignment. Upon payment to the Assignee of those amounts due to it under the terms of the Agreement, the Assignee shall execute a written release of this Assignment to the Insurer who may then treat the Policy Owner of the Policy as the sole Policy Owner for all purposes.

7. Assignment Controls. In the event of any conflict between the provisions of this Assignment and provisions of the Agreement with respect to the Policy or rights of collateral assignment therein, the provisions of this Assignment shall prevail.

8. Cancellation of Replaced Policy. The Policy Owner agrees that no further benefits will be provided under the Replaced Policy, and that benefits provided under the Policy are in lieu of the benefits previously provided under the Replaced Policy.



IN   TESTIMONY  WHEREOF,  the  Policy  Owner  has  executed  this
Assignment to be effective January 1, 1998.


                                Signature of Policy Owner





                                Date